Exhibit 99.3

1.	What was announced?

•	A&B announced that it has entered into a definitive merger agreement in which a joint venture formed by MW Group and funds affiliated with Blackstone Real Estate and DivcoWest, collectively the “Investor Group,” will acquire all outstanding A&B common shares for $21.20 per share in an all-cash transaction with an enterprise value of approximately $2.3 billion, including outstanding debt.

•	As a result of this transaction, A&B will become a private company.

•	This agreement delivers significant, immediate and certain value to A&B shareholders while strengthening the Company’s ability to serve the diverse needs of communities across Hawai‘i.

•	As a private company supported by the deep real estate expertise and experience of our new ownership group, A&B will have greater capacity to serve its tenants and communities.

•	The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions including approval by the Company’s shareholders.

2.	What does it mean that an Investor Group is acquiring the Company? What does this mean for me?

•	This transaction is an important step toward our long-term vision for A&B as stewards of Hawai‘i’s premier commercial real estate.

•	As a private company supported by the deep real estate expertise and experience of our new ownership group, A&B will have greater capacity to serve its tenants and communities.

•	In our next chapter, we will continue to focus on real estate that supports the daily lives of residents, overseeing our properties with care and remaining steadfast in our role as partners for Hawai‘i.

•	While this is an important milestone for A&B, nothing is changing today.

•	Between now and the closing of the transaction, which is expected to close in the first quarter of 2026 subject to customary closing conditions including approval by A&B’s shareholders, we remain an independent, publicly traded company, and it remains business as usual for all of us at A&B.

3.	Who is MW Group? Blackstone Real Estate? DivcoWest? Why are they the right partners for Alexander & Baldwin (A&B)?

•	The Investor Group deeply appreciates our people, our values, and our name, as well as A&B’s longstanding role in Hawai‘i for more than a century.

•	MW Group, established in 1991, is a local commercial real estate development company founded by Steve Metter, a leader in the Hawai‘i business and development community for over three decades. The firm is guided by its values and anchored by long-term relationships, disciplined execution, and a commitment to doing what’s right.

•	Blackstone Real Estate has a long history of responsible ownership in Hawai’i, including iconic hospitality properties, such as Grand Wailea, The Ritz-Carlton Maui, Kapalua, Turtle Bay and Hilton Hawaiian Village, as well as retail property Pearlridge Center and high-quality rental housing on O‘ahu, where they have invested over $1B in capital expenditures to improve the properties. Their approach centers on operating sustainably and responsibly and creating new opportunities for community members, including the more than 9,000 jobs created and supported by their investments in our state.

•	DivcoWest, which is a DivCore Capital company, is an experienced and trusted real estate operating partner with over three decades of experience in building relationships and delivering creative real estate solutions for their partners.

•	Each member of the buyer group brings different strengths—real estate expertise, a successful track record of investments in Hawai‘i, local insight and values —but what unites them is a genuine respect for A&B’s legacy and the unique responsibility that comes with it.

4.	What can we do as a private company that we couldn’t do before? What are some of the differences/benefits of operating as a public company versus a privately held company?

•	Following the closing of the transaction, shares of A&B will no longer trade publicly on the New York Stock Exchange.

•	We will effectively have one ownership group instead of many public investors.

•	As a private company, we won’t have to worry about moving the stock price, we can simply focus on strengthening the company, supported by partners who share our vision for Hawai‘i’s future.

5.	Does this mean we are a private company today?

•	No. There are still a number of customary closing conditions, including approval by the Company’s shareholders, that must be satisfied before the process is complete.

•	Between now and the closing of the transaction, which is expected to close in the first quarter of 2026 subject to customary closing conditions including approval by A&B’s shareholders, we remain an independent, publicly traded company.

•	As we work through these next steps, it is business as usual at A&B.

•	We are counting on you to continue supporting the daily lives of residents, overseeing our properties with care and remaining steadfast in our role as partners for Hawai‘i.

6.	What impact will this transaction have on A&B’s operations, for both its commercial real estate and land operations businesses?

•	Following the close of the transaction, we expect to continue operating largely as we do today, with the benefit of being supported by the deep real estate expertise and experience of our new ownership group.

•	We will continue focusing on real estate that supports the daily lives of residents, overseeing our properties with care and remaining steadfast in our role as partners for Hawai‘i.

7.	Will A&B’s strategy change? What about its commitments to Hawaiʻi?

•	While our ownership structure will change as a result of this transaction, our mission and priorities remain unchanged: supporting the daily lives of residents, overseeing our properties with care, and remaining steadfast in our role as partners for Hawai‘i.

•	The Investor Group has a long history operating in Hawai‘i and understands the unique and important role our company plays in the community.

•	Importantly, the Investor Group is aligned with the following principles to further the Company’s vision for building a better Hawai‘i, today and for the future. This includes:

i.	Maintaining A&B’s name, brand, headquarters;

ii.	Continued local leadership; and

iii.	Investments to enhance our existing portfolio of properties.

•	Moving forward in partnership with investors who truly believe in our mission, we are confident that A&B’s next chapter will build on the legacy we’ve shaped for over 150 years.

8.	Will there be any changes to the A&B name, brand or headquarters?

•	No.

•	Following close, A&B will retain its name, brand and Honolulu headquarters.

•	The Company will continue to be led by a Hawai‘i-based team that is committed to ensuring stability and maintaining the relationships and community connection that has driven its success.

9.	What will the go-forward leadership team look like?

•	The new ownership group has been highly impressed by the full A&B team through this process, and our depth of local expertise is one of the reasons they were eager to partner with us in this transaction.

•	As it relates to specific roles, it’s important to remember that today is just day one and there are many details that still need to be determined.

•	What we can say today is that the Company will continue to be led by a Hawai‘i-based team following close.

10.	Will there be any impact to employee benefits or compensation as a result of this agreement?

•	It remains business as usual at A&B as we work to complete this transaction.

•	Employee benefits and compensation will remain in place in the ordinary course of business as we work to complete this transaction.

•	We are committed to transparency and will provide updates throughout the process, as appropriate.

11.	What does this mean for my equity? Should I sell? Should I exercise my options?

•	Employees are required to comply with our Insider Trading Policy, which provides that you may only trade in company stock when you are not in possession of material non-public information. In addition, certain employees may only trade when our trading window is open.

•	Selling your equity and exercising your options are personal decisions, and we leave it to you to decide on that in accordance with Company policies.

•	If you own A&B stock at the time of transaction close, you will be paid $21.20 in cash for each share owned, reduced by the amount of the fourth quarter 2025 dividend of $0.35 ($20.85) per share.

12.	What do I need to do between now and close of the transaction?

•	We expect to complete this process in the first quarter of 2026, subject to customary closing conditions including approval by the Company’s shareholders.

•	As we work through these next steps, A&B remains an independent, publicly traded company.

•	This means that we’re operating normally, and it’s business as usual for us.

•	The most important thing for all of us to do is remain focused on our day-to-day responsibilities and continuing to support the daily lives of residents, overseeing our properties with care and remaining steadfast in our role as partners for Hawai‘i.

13.	What should I tell business partners, tenants, community partners or other stakeholders who ask me about the transaction?

•	You can tell them that today’s announcement strengthens A&B’s ability to serve the diverse needs of communities across Hawai‘i and is in the best interests of all of A&B’s stakeholders.

•	Please also note that this has no impact on our day-to-day operations or how we work with them.

14.	What do I do if I am contacted by the media or investors?

•	We recognize this news may generate increased attention from outside parties.

•	In accordance with our corporate policy, if you receive an inquiry from the media, please direct them to Tran Chinery at tchinery@abhi.com.

•	If you receive inquiries from investors our other third-parties, please direct them to Clayton Chun at investorrelations@abhi.com.

15.	When will we know more? Who can I reach out to with questions?

•	We are committed to transparent communication and keeping you informed as we work through this process.

•	If you have any questions about what this development means for you, please reach out to your supervisor.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The Company also may file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement and other documents that are filed or will be filed by the Company with the SEC (in each case when available) from the SEC’s website (www.sec.gov), or from the Company’s website (https://investors.alexanderbaldwin.com/sec-filings). Alternatively, these documents, when available, can be obtained for free upon written request to the Company at 822 Bishop Street, Honolulu, HI 96813.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 11, 2025, and any subsequent documents filed with the SEC. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of the participants, and their respective direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the transaction when they become available. You may obtain free copies of these documents using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements, as defined in the U.S. federal securities laws, which involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are neither statements of historical fact nor guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, (i) the risk that the merger may not be completed on the anticipated terms and timing, or at all, including the risk that the required approval of the Company’s shareholders may not be obtained or that the other conditions to completion of the merger may not be satisfied, (ii) potential litigation relating to the merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto, (iii) the risk that disruptions from the merger will harm the Company’s business, including current plans and operations, including during the pendency of the merger, (iv) the Company’s ability to retain and hire key personnel, (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vi) risks related to diverting management’s attention from ongoing business operations, (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance, (viii) certain restrictions under the merger Agreement that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (ix) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (x) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring the Company to pay a termination fee, (xi) prevailing market conditions and other factors related to the Company’s REIT status and the Company’s business, and (xii) the risk factors discussed in Part I, Item 1A of the Company’s most recent Form 10-K under the heading “Risk Factors,” Form 10-Q and other filings with the SEC (which are available via the SEC’s website at www.sec.gov). The information in this communication should be evaluated in light of these important risk factors. We do not undertake any obligation to update or review the Company’s forward-looking statements, except as required by law, whether as a result of new information, future developments or otherwise.